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                                                                    EXHIBIT 99.1

                                                           FOR IMMEDIATE RELEASE



Contact: Bill Solomon
         Chief Financial Officer
         Telephone:  972-858-6025  ext. 113
         Email:  bsolomon@earthcareus.com


      EARTHCARE COMPANY IS NOTIFIED THAT ITS STOCK MAY BE DELISTED FROM THE
                         NASDAQ NATIONAL MARKET SYSTEM

         DALLAS, TX, March 23, 2001 - EarthCare Company (Nasdaq NMS: ECCO) today announced it has been notified that its common stock may be delisted from the Nasdaq National Market System. Nasdaq notified EarthCare that the minimum bid price for the Company's common stock during the 30 day period prior to such notice did not exceed the minimum required share price. EarthCare has requested an oral hearing to challenge the Nasdaq's staff determination. In addition, EarthCare has applied for its common stock to be listed on either the Nasdaq Small Cap Market or the American Stock Exchange. Although EarthCare will make every effort to convince Nasdaq to allow the continued listing of its common stock on the NMS, EarthCare cannot provide any assurance that its shares will continue to be listed on the NMS.

         Forward-looking statements in this release involve a number of risks and uncertainties that may cause actual results to differ materially from expected results. These risks and uncertainties are described in detail in the company's filings with the Securities and Exchange Commission.

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